Exhibit 24
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Johnson, Arthur Winkleblack and Theodore N. Bobby, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign H. J. Heinz Company’s Annual Report on Form 10-K for the fiscal year ended May 3, 2006 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such persons’ or person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      This Power of Attorney has been signed below as of the 14th day of June, 2006 by the following persons in the capacities indicated.

Signature	Title

/s/ William R. Johnson ........................................... William R. Johnson	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ Charles E. Bunch ........................................... Charles E. Bunch	Director

/s/ Mary C. Choksi ........................................... Mary C. Choksi	Director

/s/ Leonard S. Coleman, Jr. ........................................... Leonard S. Coleman, Jr.	Director

/s/ Peter H. Coors ........................................... Peter H. Coors	Director

/s/ John G. Drosdick ........................................... John G. Drosdick	Director

/s/ Edith E. Holiday ........................................... Edith E. Holiday	Director

/s/ Candace Kendle ........................................... Candace Kendle	Director

/s/ Dean R. O’Hare ........................................... Dean R. O’Hare	Director

/s/ Dennis H. Reilley ........................................... Dennis H. Reilley	Director

/s/ Lynn C. Swann ........................................... Lynn C. Swann	Director

Signature	Title

/s/ Thomas J. Usher ........................................... Thomas J. Usher	Director

/s/ Arthur Winkleblack ........................................... Arthur Winkleblack	Executive Vice President and Chief Financial Officer

/s/ Edward J. McMenamin ........................................... Edward J. McMenamin	Senior Vice President— Finance, Corporate Controller (Principal Accounting Officer)